CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Statement of Additional Information, all included in Post-Effective Amendment Number 10 to the Registration Statement (Form N-1A, No. 333-35677) of Wells Family of Real Estate Funds and to the use of our report on the December 31, 2004 financial statements of the Wells S&P REIT Index Fund dated February 22, 2005, incorporated by reference therein.



Cincinnati, Ohio
February 25, 2005

                                                     /s/  ERNST & YOUNG LLP